Exhibit 10.1

THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS OF THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH ASTERISKS (*****) AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT NO. 4 TO LICENSE & OPTION AGREEMENT

THIS AMENDMENT NO. 4 TO THE LICENSE & OPTION AGREEMENT (“Amendment No. 4”) is made and entered into this 31st day of March, 2005 (the “Amendment No. 4 Effective Date”) by and between Oscient Pharmaceuticals Corporation (formerly Genome Therapeutics Corporation) (“OSCIENT”), a Massachusetts corporation, having a principal place of business at 1000 Winter Street, Suite 2200, Waltham, MA 02451, and LG Life Sciences, LTD (“LGLS”), a corporation organized under the laws of the Republic of Korea, having a principal place of business at LG Twin Tower, 20 yoido-dong, Youngdungpo-gu, Seoul, 150-721, Republic of Korea. LGLS and OSCIENT may be referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, LGLS and GeneSoft Pharmaceuticals, Inc. entered into a certain License and Option Agreement dated October 22, 2002 and amended said License and Option Agreement by Amendment No. 1 dated November 21, 2002, Amendment No. 2 dated December 6, 2002 and Amendment No. 3 dated October 16, 2003 (as amended, the “License”);

WHEREAS, GeneSoft merged into GeneSoft Pharmaceuticals, LLC (then Guardian Holdings, LLC (“Guardian”)) on February 6, 2004 and the benefits of and obligations under the License were assigned to Guardian and then, Guardian assigned all of its right, title and interest in, to and under the License to OSCIENT;

WHEREAS, the Parties desire to amend the License.

NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	A new Section 4.3 (c) shall be added:

4.3	Co-Promotion.

(c) LGLS’s option under subsection (a) above with respect to the United States shall terminate and no longer be exercisable upon annual Net Sales in the United States reaching $*****.

2.	Section 5.2 (iii) shall be deleted in its entirety and replaced with the following:

5.2	Supply Price.

(iii) The supply price for API provided by LGLS to OSCIENT during the Remaining Period, shall be equal to ***** percent of LGLS’s Fully Burdened Cost of Manufacture for API supplied thereunder, which shall in no event ***** $***** per kg ***** $***** per kg. In addition, (i) if total purchases by OSCIENT plus any other purchasers of bulk API is greater than ***** kg in any calendar year, the $***** supply price shall be reduced by $***** per kg for each additional ***** kg of API purchased in excess of ***** kg in such calendar year by OSCIENT plus any other purchasers, and (ii) the bulk supply price (including the ***** price) shall be renegotiated in good faith in the event that OSCIENT purchases more than ***** kg of API in any twelve (12) month period. In the event that there is an interruption in LGLS’s supply

*	Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

of API for any reason, which continues uncured for more than ***** days, then OSCIENT shall have the right to procure an alternative source of supply for the duration of the interruption (“Second Source Supplier”). Notwithstanding the foregoing, OSCIENT shall only have the right to procure a Second Source Supplier in the event that the interruption arises with respect to a supply order quantity, which is less than or equal to ***** percent of the quantity anticipated by OSCIENT in the most recently updated forecast, immediately preceding the submission of the supply order. LGLS shall have the opportunity to resume its supply of API upon the elimination or resolution of the events causing the interruption; provided that, however, LGLS shall not resume its role as the exclusive supplier until OSCIENT is able to negotiate a termination of its purchase obligations with the Second Source Supplier. LGLS shall be responsible for any expenses incurred in excess of the price set forth herein, including any expenses related to the termination of any agreement with the Second Source Supplier; provided, however, that LGLS shall not be responsible for such excess expenses to the extent that such interruption is due to the negligence or malfeasance of OSCIENT.

3.	Section 10.2 shall be deleted in its entirety and replaced with the following:

10.2 Milestone Payments. Within 30 days after the achievement of each milestone set forth below, OSCIENT shall owe a non-refundable milestone payment to LGLS in the amount set forth below. Each milestone payment shall be due only once, notwithstanding the number of Products actually developed or commercialized by OSCIENT hereunder. Milestone Payments 2, 3 and 4, when earned by LGLS, shall be payable in two installments, the first of which shall be payable on the first day of July or the first day of January (which comes first following the date on which the milestone was earned) and the second installment due six months thereafter. All other milestone payments shall be due 30 days after the relevant milestone event.

Milestone Event	Payment

1. Upon the signing of this Amendment No. 4.		$2 million

2. Upon annual Net Sales in the United States reaching $*****.	$	*****

3. Upon both: (i) approval for the first Additional Indication or approval of an IV formulation of the Product, and (ii) annual Net Sales in the Territory reaching $*****.	$	*****

4. Upon both: (i) approval for a second Additional Indication or approval of an IV formulation of the Product, and (ii) annual Net Sales in the Territory reaching $*****.	$	*****

5. Upon approval of the Product for an Initial Indication in the United Kingdom.	$	*****

6. Upon approval of the Product for an Initial Indication in the first of Italy, Germany, France, or Spain.	$	*****

*	Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

As used in this section 10.2, “IV formulation” shall mean a formulation of Product for intravenous administration.

4.	Section 10.3 shall be deleted in its entirety and replaced with the following:

10.3 Royalty Payments. In addition to the foregoing license fee and milestone payments, commencing on the second anniversary of the first commercial sale of Product in the Territory, OSCIENT shall, subject to Sections 4.3 and 10.4, pay to LGLS royalties on Net Sales in each calendar year at the following rates:

Annual Net Sales	Royalty Rate
On the first $*****	***** percent
Over $***** to $*****	***** percent
Over $***** to $*****	***** percent
Over $***** to $*****	***** percent
Over $*****	***** percent

The Parties acknowledge that LGLS has incurred a royalty obligation to GLAXO at a rate of ***** percent of Net Sales for the use of the GLAXO Patents, the GLAXO Know-how and the Trademarks (the “GLAXO Royalty”). During the first two years following first commercial sale of Product in the Territory, OSCIENT shall be solely responsible only for payment of the GLAXO Royalty, and all amounts so due shall be paid in accordance with Sections 10.7 through 10.11 below. Thereafter (i) OSCIENT shall pay royalties to LGLS at the royalty rate(s) set forth above, and (ii) LGLS shall be solely responsible for payment of the GLAXO Royalty and shall indemnify OSCIENT and hold OSCIENT harmless from and against any claims by GLAXO as a result of such use by OSCIENT of the GLAXO Patents.

Except as is expressly provided herein the License shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the Execution Date.

OSCIENT PHARMACEUTICALS CORPORATION		LG LIFE SCIENCES LTD.

By:	/s/ Steven M. Rauscher	By:	/s/ Heung Joon Yang
Name:	Steven M. Rauscher	Name:	Heung Joon Yang, Ph.D.
Title:	Chief Executive Officer & President	Title:	Chief Executive Officer & President

Date:		Date:

*	Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.